Exhibit 10.03
REGISTRATION RIGHTS AGREEMENT
     REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 29, 2005, by and between INSIGNIA SOLUTIONS PLC, a public limited company incorporated under the laws of England and Wales (registered number: 1961960) (the “Company”) and the Buyers identified on the signature pages hereto (each a “Buyer” and collectively the “Buyers”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Subscription Agreement by and among the parties hereto and INSIGNIA SOLUTIONS INC. a company incorporated under the laws of Delaware (the “Issuer”), dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Subscription Agreement”).
WHEREAS:
     A. The Issuer has agreed to sell to the Buyers shares of its Series B Preferred Stock, stated value of $100 per share (the “Preferred Stock”). Each share of Preferred Stock is exchangeable for American depository shares (each an “ADS” and collectively, the “ADSs”), each ADS representing one ordinary share of the Company (the “Ordinary Shares”). The Issuer is a wholly owned subsidiary of the Company. Accordingly, the Company has agreed, upon the terms and subject to the conditions of the Subscription Agreement, to issue (i) ADSs (the “Exchange Shares”) to the Buyers upon the Buyers’ exchange of the Preferred Stock, and (ii) ADSs issuable upon exercise of the Warrants (the “Warrant Shares”); and
     B. To induce the Buyers to enter into the Subscription Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyers hereby agree as follows:
     1. DEFINITIONS.
          As used in this Agreement, the following terms shall have the following meanings:
          a. “Investor” means a Buyer, any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.
          b. “Person” means any person or entity including any corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.
          c. “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such registration statement(s) by the United States Securities and Exchange Commission (the “SEC”).
          d. “Registrable Securities” means the Exchange Shares which have been, or which may from time to time be, issued or issuable upon exchange of the Preferred Stock under the Subscription Agreement (without regard to any limitation or restriction on purchases), the Warrant Shares issuable upon exercise of the Warrants and any shares in the capital of the Company issued or issuable with respect to the Exchange Shares, the Warrant Shares or the Subscription Agreement as a result of any subdivision of shares, consolidation of share capital, dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitation on purchases under the Subscription Agreement. Registerable Securities shall be allocated pro rata among the Buyers.
          e. “Registration Statement” means the registration statement of the Company covering only the sale of the Registrable Securities.
     2. REGISTRATION.
          a. Mandatory Registration. The Company shall on or before January 15, 2006 (the “Filing Date”) file with the SEC the Registration Statement. Each Investor shall furnish all information reasonably requested by the Company for inclusion therein. The Company shall use its reasonable best efforts to have the Registration Statement or amendment declared effective by the SEC at the earliest possible date but not later than April 15, 2006 (the “Effective Date”). The Company shall use reasonable best efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the 1933 Act and available for sales of all of the Registrable Securities at all times until the earlier of (i) the date as of which each Investor may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or (ii) the date on which each Investor shall have sold all the Registrable Securities (the “Registration Period”). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.
          b. Rule 424 Prospectus. The Company shall, as required by applicable securities regulations, from time to time file with the SEC, pursuant to Rule 424 promulgated under the 1933 Act, the prospectus and prospectus supplements, if any, to be used in connection with sales of the Registrable Securities under the Registration Statement. The Investors and their respective counsel shall have a reasonable opportunity to review and comment upon such prospectus prior to its filing with the SEC. The Investors shall use their reasonable best efforts to comment upon such prospectus within one (1) Trading Day from the date the Investors receive the final version of such prospectus.
          c. Sufficient Number of Shares Registered. In the event the number of shares available under the Registration Statement is insufficient to cover all of the Registrable Securities, the Company shall amend the Registration Statement or file a new registration statement (a “New Registration Statement”), so as to cover all of such Registrable Securities as soon as practicable, but in any event not later than ten (10) Trading Days after the necessity therefor arises. The Company shall use it reasonable best efforts to cause such amendment and/or New Registration Statement to become effective as soon as practicable following the filing thereof.
          d. Piggy-Back Registrations. If at any time prior to the expiration of the Registration Period, the Company shall determine to file with the SEC a Registration Statement for purposes of effecting a public offering of securities of the Company under the 1933 Act (including registration statements relating to secondary offerings of securities of the Company, but excluding registration statements on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Investor who is entitled to registration rights under this Section 2(d) written notice of such determination and, if within ten (10) calendar days after the effective date of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Investors; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled by contract to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities. No right to registration of Registrable Securities under this Section 2(d) shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which an Investor is entitled to registration under this Section 2(d) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other ADSs included in such underwritten offering and shall enter into an underwriting agreement in customary form.
          e. Monthly Liquidated Damages. If the Registration Statement required to be filed pursuant to Section 2(a) of this Agreement (i) has not been filed with the SEC on or prior to the Filing Date, (ii) has not been declared effective by the SEC on or prior to the Effective Date or (iii) is not available for resales of Registrable Securities at any time during the Registration Period, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 2.0% of the sum of (1) the aggregate purchase price paid by the Investors for the outstanding Preferred Stock, Exchange Shares and Warrant Shares then held by the Investors and (2) the aggregate exercise price of the Warrant Shares then issuable upon exercise of outstanding Warrants then held by the Investors, for each monthly anniversary following the date by which such Registration Statement should have been filed or have been declared effective by the SEC, as applicable. Such pro rata payments shall cease to accrue immediately at such time as the Registration Statement is filed with the SEC for purposes of payments due under clause (i) of the immediately preceding sentence or is declared effective by the SEC with respect to payments due under clause (ii) of the immediately preceding sentence, as applicable. Such payments shall constitute the Investors’ sole monetary remedy for such events.
     3. RELATED OBLIGATIONS.
     With respect to the Registration Statement and whenever any Registrable Securities are to be registered pursuant to Section 2(b) including on any New Registration Statement, the Company shall use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

          a. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any registration statement and the prospectus used in connection with such registration statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep the Registration Statement or any New Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement or any New Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement.
          b. The Company shall permit each Investor to review and comment upon the Registration Statement or any New Registration Statement and all amendments and supplements thereto at least two (2) Trading Days prior to their filing with the SEC, and not file any document in a form to which an Investor reasonably objects. Each Investor shall use its reasonable best efforts to comment upon the Registration Statement or any New Registration Statement and any amendments or supplements thereto within two (2) Trading Days from the date such Investor receives the final version thereof. The Company shall furnish to the Investors, without charge any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to the Registration Statement or any New Registration Statement.
          c. Upon request of an Investor, the Company shall furnish to such Investor, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such registration statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any registration statement, a copy of the prospectus included in such registration statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.
          d. The Company shall use reasonable best efforts to (i) register and qualify the Registrable Securities covered by a registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investors reasonably request, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investors who hold Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.
          e. As promptly as practicable after becoming aware of such event or facts (and in any event on the same business day), the Company shall notify the Investors in writing of the happening of any event or existence of such facts as a result of which the prospectus included in any registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such registration statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to the Investors (or such other number of copies as the Investors may reasonably request). The Company shall also promptly notify the Investors in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a registration statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Investors by facsimile on the same day of such effectiveness and by overnight mail and shall be delivered to all Investors at substantially the same time), (ii) of any request by the SEC for amendments or supplements to any registration statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate;
          f. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any registration statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Investors of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.
          g. The Company shall (i) cause all the Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section.
          h. The Company shall cooperate with the Investors to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to any registration statement and enable such certificates to be in such denominations or amounts as the Investors may reasonably request and registered in such names as the Investors may request.
          i. The Company shall at all times provide a transfer agent and registrar with respect to its ADSs.
          j. If reasonably requested by an Investor, the Company shall (i) immediately incorporate in a prospectus supplement or post-effective amendment such information as such Investor believes should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any registration statement.
          k. The Company shall use its reasonable best efforts to cause the Registrable Securities covered by the any registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.
          l. Within one (1) Trading Day after any registration statement which includes the Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors) confirmation that such registration statement has been declared effective by the SEC in the form attached hereto as Exhibit A. Thereafter, if requested by a Buyer at any time, the Company shall require its counsel to deliver to such Buyer a written confirmation whether or not the effectiveness of such registration statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not the registration statement is current and available to the Buyer for sale of all of the Registrable Securities.
          m. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to any registration statement.
     4. OBLIGATIONS OF THE INVESTORS.
          a. The Company shall notify the Investors in writing of the information the Company reasonably requires from the Investors in connection with any registration statement hereunder. Each Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by them and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) business days prior to the first anticipated filing date of any registration statement hereunder, the Company shall notify each Investor of the information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in such registration statement. An Investor shall provide such information to the Company at least two (2) business days prior to the first anticipated filing date of such registration statement if such Investor elects to have any of the Registrable Securities included in the Registration Statement.
          b. Each Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any registration statement hereunder.
          c. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event or existence of facts of the kind described in Section 3(f) or the first sentence of 3(e), the Investor will immediately discontinue disposition of Registrable Securities pursuant to any registration statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or the first sentence of 3(e). Notwithstanding anything to the contrary, the Company shall cause its transfer agent to promptly deliver ADSs without any restrictive legend in accordance with the terms of the Subscription Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e) and for which the Investor has not yet settled.
          d. Each Investor covenants to the Company that such Investor will complete the information requested by the selling holder’s questionnaire in the form provided by the Company (the “Questionnaire”), and further covenants to the Company that all information provided by such Investor in the Questionnaire will be true, accurate and complete as of the date provided. Each Investor understands that the written information in the Questionnaire by the Investor, the other information provided by the Investor pursuant to Section 4, and all written representations made by the Investor in this Agreement are being provided to the Company specifically for use in, or in connection with, any registration statement and/or prospectus described in this Agreement, and has executed this Agreement with such knowledge.

          e. Each Investor agrees to sell or distribute the Registrable Securities in accordance with the plan of distribution attached hereto as Exhibit C.
     5. EXPENSES OF REGISTRATION.
          All reasonable expenses, other than sales or brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.
     6. INDEMNIFICATION.
          a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, each Person, if any, who controls such Investor, the members, the directors, officers, partners, employees, agents, representatives of such Investor and each Person, if any, who controls such Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”) (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement, any New Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement or any New Registration Statement or (iv) any material violation by the Company of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, any New Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); (ii) with respect to any superceded prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the superceded prospectus was corrected in the revised prospectus, as then amended or supplemented, if such revised prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of such Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by such Investor pursuant to Section 9.
          b. In connection with the Registration Statement or any New Registration Statement, each Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement or any New Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information about such Investor set forth on Exhibit B attached hereto or set forth in any other information furnished in writing by such Investor to the Company expressly for use in connection with such registration statement; and, subject to Section 6(d), such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that such Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by such Investor pursuant to Section 9.
          c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.
          d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.
          e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.
     7. CONTRIBUTION.
          To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.
     8. REPORTS AND DISCLOSURE UNDER THE SECURITIES ACTS.
          With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees, at the Company’s sole expense, to:
          a. make and keep public information available, as those terms are understood and defined in Rule 144;
          b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

          c. furnish to an Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting and or disclosure provisions of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit such Investor to sell such securities pursuant to Rule 144 without registration.
          d. take such additional action as is requested by an Investor to enable such Investor to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s Transfer Agent as may be requested from time to time by such Investor and otherwise fully cooperate with such Investor and such Investor’s broker to effect such sale of securities pursuant to Rule 144.
The Company agrees that damages may be an inadequate remedy for any breach of the terms and provisions of this Section 8 and that each Investor shall, whether or not it is pursuing any remedies at law, be entitled to equitable relief in the form of a preliminary or permanent injunctions, without having to post any bond or other security, upon any breach or threatened breach of any such terms or provisions.
     9. ASSIGNMENT OF REGISTRATION RIGHTS.
          The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors holding 70% of the Registrable Securities then outstanding, including by merger or consolidation. No Investor may assign its rights under this Agreement without the written consent of the Company, other than to an affiliate of the Investor or, upon prior notice to the Company in writing, in connection with a private transfer or sale of Registrable Securities made pursuant to an exemption from registration under the 1933 Act (other than Rule 144 thereunder) and in compliance with this Agreement and the Subscription Agreement.
     10. AMENDMENT OF REGISTRATION RIGHTS.
          Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors holding 70% of the Registrable Securities then outstanding. Notwithstanding the foregoing, the Company shall be entitled to amend this Agreement without the consent of the Investors to add additional Investors as parties hereto in connection with additional permitted issuances of Preferred Stock.
     11. MISCELLANEOUS.
          a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.
          b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:
Insignia Solutions plc 41300 Christy Street Fremont, CA 94538
Telephone:	510-360-3700
Facsimile:	510-360-3701
Attention:	Chief Executive Officer

With a copy to:
Fenwick & West LLP 275 Battery St. San Francisco, CA 94111
Telephone:	415-875-2455
Facsimile:	415-281-1350
Attention:	David Michaels
     If to the Investors, to the address and facsimile number set forth on such Investor’s signature page hereto.

With a copy to:
Grushko & Mittman, P.C.
551 5th Ave., Suite 1601
NY, NY 10176
Telephone: 212-697-9500
Facsimile: 212/697-3575
Attention: Barbara Mittman
     or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Trading Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof .
          d. The corporate laws of England and Wales shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting the City of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
          e. This Agreement and the Subscription Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Subscription Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.
          f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.
          g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.
          i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
          j. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.
          k. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

THE COMPANY:

INSIGNIA SOLUTIONS PLC

By:	/s/ Mark McMillan

Name:	Mark McMillan
Title:	President and Chief Executive Officer

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.
BUYER:
[NAME]
By:
Name:
Title:
Address:

EXHIBIT A
TO REGISTRATION RIGHTS AGREEMENT
FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT
[Date]
[TRANSFER AGENT]

Re: [                    ]
Ladies and Gentlemen:
     We are counsel to INSIGNIA SOLUTIONS plc, a company incorporated under the laws of England and Wales (the “Company”), and have represented the Company in connection with that certain Securities Subscription Agreement, dated as of December 29, 2005 (the “Subscription Agreement”), entered into by and among the Company, INSIGNIA SOLUTIONS INC. a company incorporated under the laws of Delaware (the “Issuer”), and                     ,                      and                      (collectively the “Buyers”) pursuant to which the Company has agreed to issue to the Buyers up to an aggregate                      of the Company’s Ordinary Shares represented by American depository shares (“ADSs”), (the “Exchange Shares”) in accordance with the terms of the Subscription Agreement. In addition, pursuant to the Subscription Agreement, the Company issued to the Buyers warrants to purchase up to an aggregate of                      ADSs (the “Warrant Shares”). Pursuant to the Subscription Agreement, the Company also has entered into a Registration Rights Agreement, dated as of December 29, 2005, with the Buyers (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Exchange Shares and the Warrant Shares under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Subscription Agreement and the Registration Rights Agreement, on                     , 200_, the Company filed a Registration Statement (File No. 333-                    ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the sale of the Exchange Shares and the Warrant Shares.
     In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at 5:00 P.M. on                     , 200___and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Exchange Shares, and the Warrant Shares are available for sale under the 1933 Act pursuant to the Registration Statement.
     The Buyers have confirmed that they shall comply with all securities laws and regulations applicable to it including applicable prospectus delivery requirements upon sale of the Exchange Shares, and the Warrant Shares.
Very truly yours,
[Company Counsel]
By:

EXHIBIT B
TO REGISTRATION RIGHTS AGREEMENT
Information About The Investor Furnished To The Company By The Investor
Expressly For Use In Connection With The Registration Statement
     As of the date of the Subscription Agreement,                      beneficially owned                      ADSs of the Company.                      and                     , the principals of                     , are deemed to be beneficial owners of all of the ADSs owned by                     . Messrs.                      and                      have shared voting and investment power over the ADSs being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Subscription Agreement.

EXHIBIT C
TO REGISTRATION RIGHTS AGREEMENT
PLAN OF DISTRIBUTION
     The shares offered by this prospectus are being offered by the selling shareholders. The shares may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares offered by this prospectus may be effected in one or more of the following methods:
•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for the shares;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions;

•	through put or call options transactions relating to the shares, or through short sales of shares; or

•	any combination of the foregoing.
     In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.
          Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholder and/ or purchasers of the shares for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.
          Selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended with respect to the shares included in this prospectus. Accordingly, any commission received by them and any profit on the resale of the shares of ADSs as principal might be deemed to be underwriting discounts and commissions under the Securities Act.
     None of the selling shareholders nor we can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling shareholder and any other required information.
     We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. We have also agreed to indemnify the selling shareholders and related persons against specified liabilities, including liabilities under the Securities Act.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.
     The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.
     In connection with distributions of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, broker-dealers or other financial institutions may engage in short sales of the ADSs in the course of hedging the positions they assume with the selling shareholders. After the date of this prospectus, the selling shareholders also may sell the ADSs short and redeliver the shares to close out those short positions. The selling shareholders also may enter into option or other transactions or the creation of one or more derivative securities with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect those transactions). The selling shareholders also may pledge or hypothecate shares to a broker-dealer or other financial institution, and, upon a default, that broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect that transaction). In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate.
     We have advised the selling shareholders that the anti-manipulation rules under the Securities Exchange Act of 1934 (the “Exchange Act”) may apply to sales of the shares offered under this prospectus in the market, and to their own activities and those of their affiliates. With respect to the shares issued in connection with the October 2004 private placement, the selling shareholders have advised us that during the time they are engaged in attempting to sell the shares offered under this prospectus, they will:
•	not engage in any stabilization activity in connection with any of our securities;

•	provide a copy of the final prospectus to each person to whom shares may be offered, and to each broker-dealer, if any, through which any shares may be offered;

•	not bid for or purchase any of our securities or any rights to acquire our securities, or attempt to induce any person to purchase any of our securities or any rights to acquire our securities other than as permitted under the Exchange Act; and

•	not effect any sale or distribution of the shares until after the prospectus has been appropriately amended or supplemented, if required.